EXHIBIT 3.1

                           CONVERTIBLE LOAN AGREEMENT
                                  OCTOBER 2003

          This Convertible Loan Agreement ("Agreement") is made and entered into to be effective upon execution by and between Utix Group, Inc. (fka Chantal Skin Care Corporation), a Delaware corporation with an address at 170 Cambridge Street, Burlington, MA 01803-2933 (the "Borrower"), Corporate Sports Incentives, Inc., a New Hampshire corporation with an address at 170 Cambridge Street, Burlington, MA 01803-2933 ("CSI" or the "Guarantor"), and the lenders who are signatories hereto, each with an address as set forth opposite their names on SCHEDULE A attached hereto (each a "Lender" and collectively, the "Lenders"), as follows:

          WHEREAS, CSI entered in a business loan agreement ("CSI Loan Agreement") with the Lenders pursuant to which CSI borrowed an aggregate amount of $225,000 ("CSI Loan") from the Lenders, which CSI Loan matures in March 2004;

          WHEREAS, the Borrower shall enter into a Share Exchange Agreement with CSI, Joel Pensley, an individual ("Utix Principal Stockholder"), and the stockholders of CSI (the "CSI Stockholders"), dated as of October 31, 2003 (the "Share Exchange Agreement"), whereby the stockholders of CSI will exchange their shares of CSI common stock for shares of common stock of the Borrower (the "Share Exchange") and CSI will become a wholly-owned subsidiary of Borrower; and

          WHEREAS, pursuant to Section 1.01(e) of the Share Exchange Agreement, the Lenders have agreed to cancel the indebtedness in the CSI Loan Agreement in consideration for Borrower entering into this Agreement with the Lenders, whereby Lenders will lend to Borrower an aggregate amount of $225,000 (the
"Loan") pursuant to the terms of this Agreement and the Notes (as defined hereinafter).

          NOW THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows

     1. LOAN AGREEMENT. Borrower agrees to borrow from each Lender, and each Lender agrees to lend to Borrower on the date hereof, the amounts set forth opposite each Lender's name in SCHEDULE A attached hereto, subject to the terms and conditions set forth hereunder and in the notes that are substantially in the form attached hereto as EXHIBIT A (the "Notes"), in an aggregate amount of Two Hundred Twenty Five Thousand Dollars ($225,000).

               a. CANCELLATION OF CSI LOAN. As additional consideration for canceling the indebtedness evidenced by the CSI Loan Agreement, each Lender shall have the right, but not the obligation, for every one dollar ($1) of principal that such Lender loans to the Borrower, to purchase one share of common stock of the Borrower for $0.001 per share, on the Closing Date (as defined in the Share Exchange Agreement).

     2.   TERMS.

               a. INTEREST. The Loan shall bear interest at a rate of seven percent (7%) per annum. Interest will be paid quarterly, commencing on March 31, 2004 and on each June 30, September 30 and December 31 thereafter until the principal amount and all accrued but unpaid interest has been paid.

               b. MATURITY. The Loan will mature on the earlier of (i) the one-year anniversary of the Effective Date (as defined in the Share Exchange Agreement), (ii) the occurrence of an Event of Default (as defined in the Notes) in accordance with the procedures set forth in the Notes, and (iii) the Borrower's completion of an equity financing of at least $1.5 million, which such financing shall be exclusive of the Rule 504 Offering (as defined in Section 4.03(i) of the Share Exchange Agreement).

               c. GUARANTEE. The Loan shall be unconditionally guaranteed by CSI in substantially the form of EXHIBIT B attached hereto.

               d. VOLUNTARY CONVERSION. Each Lender has the right, at the Lender's option, at any time prior to payment in full of the principal balance of their Note, to convert their Note, in whole or in part, into fully paid and nonassessable shares of Common Stock of the Borrower (the "Common Stock"). The number of shares of Common Stock into which the Note may be converted ("Conversion Shares") shall be determined by multiplying the aggregate principal amount of the Note by the Conversion Price (as defined below) in effect at the time of such conversion. The Conversion Price shall be equal to (A) the quotient of (x) 1.2 divided by (y) 50,000 multiplied by (B) 96,794.609.

     3.   REPRESENTATIONS.

               a. The Borrower hereby represents and warrants to the Lenders as follows:

                    (i) GOOD STANDING. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, dully authorized to conduct business and in good standing under the laws of each jurisdiction where such qualification is material to the conduct of business.

                    (ii) CORPORATE AUTHORITY. The Borrower has full power and authority to enter into this Agreement, to borrow the funds, to execute and deliver the Loan, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or of any public authority is required as a condition to the validity of this Agreement.

                    (iii) BINDING  AGREEMENT.  This Agreement and the Loan, when issued and delivered pursuant hereto for value received, shall constitute the legal, valid, and binding obligation of the Borrower in accordance with its terms, subject to bankruptcy and insolvency laws and any other laws of general application affecting the rights and remedies of creditors.

               b. The Guarantor hereby represents and warrants to the Lenders as follows:

                    (i) GOOD STANDING. Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Hampshire, dully authorized to conduct business and in good standing under the laws of each jurisdiction where such qualification is material to the conduct of business.

                    (ii) CORPORATE AUTHORITY. Guarantor has full power and authority to enter into this Agreement, to guarantee the Loan, to execute and deliver the Guarantee, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or of any public authority is required as a condition to the validity of this Agreement.

                    (iii) BINDING  AGREEMENT.  This Agreement and the Guarantee,
                          when issued and delivered pursuant hereto for value received, shall constitute the legal, valid, and binding obligation of the Guarantor in accordance with its terms, subject to bankruptcy and insolvency laws and any other laws of general application affecting the rights and remedies of creditors.

     4.   AFFIRMATIVE  COVENANTS.  Until  the  payment  in full of the  Loan and performance of all obligations of the Borrower and Guarantor hereunder, unless otherwise indicated, the Borrower and Guarantor shall:

               a. TAXES. Pay and discharge all taxes, assessments, and governmental charges upon it, its incomes, and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes shall be contested in good faith and by appropriate proceedings by the Borrower or Guarantor, as applicable.

               b. INSURANCE. Maintain insurance with insurance companies reasonably acceptable to the Lenders on such properties, in such amounts and against such risks as is customarily maintained by similar businesses operating within the same industry.

               c. NOTICE OF CLAIMS. Notify Lenders of any claims made or legal processes instituted against the properties or other assets of Borrower or Guarantor, as applicable, within fifteen (15) days of Borrower or Guarantor, as applicable, becoming aware of the existence of such claim or legal process. Agree to diligently work to resolve, in an efficient and cost effective manner, such claims.

     5. NEGATIVE COVENANTS. Until payment in full of the Loan and the performance of all other obligations of the Borrower and Guarantor hereunder, the Borrower and Guarantor shall not, except with the prior written consent of a majority (51%) of the Lenders:

               a. Make loans or advances to a person, firm or corporation, except loans or advances made in the ordinary course of business.

               b. Other than pursuant to the terms of the Share Exchange Agreement, issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety, or otherwise for any debt or obligation of any other person, firm, or corporation.

     6. EVENTS OF DEFAULT. The amounts due hereunder shall become immediately due and payable in full upon the occurrence of any one or more of the following events of default (the "Events of Default"). In all instances below, Borrower or Guarantor, as applicable, has sixty (60) days to cure.

               a. Default in the payment of the principal and unpaid accrued interest of the Loan when due and payable, whether at maturity or otherwise; or

               b. Failure of a representation of Borrower or Guarantor to be true; or

               c. Failure of Borrower or Guarantor to observe or perform any material term, covenant, or agreement contained in this Agreement, or the dissolution, termination of existence, or business failure of the Borrower or Guarantor; or

               d. The institution by the Borrower or Guarantor of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Borrower or Guarantor, as applicable, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Borrower or Guarantor in furtherance of any such action; or

               e. If, within sixty (60) days after the commencement of an action against the Borrower or Guarantor (and service of process in connection therewith on the Borrower or Guarantor) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Borrower or Guarantor, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Borrower or Guarantor, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Borrower or Guarantor, as applicable, of any trustee, receiver or liquidator of the Borrower or Guarantor, as applicable, or of all or any substantial part of the properties of the Borrower, or Guarantor, as applicable, such appointment shall not have been vacated; or

               f. The cessation of Borrower's or Guarantor's business for more than thirty (30) days.

     7. ASSIGNMENT. No portion of the Loan shall be assignable to a third party without the express written consent of the Borrower.

     8.   MISCELLANEOUS

               a. This Agreement and all of the covenants, warranties, and representations of the Borrower and Guarantor and all powers and rights of Lenders hereunder shall be in addition to and cumulative of all other covenants, representations, and warranties of Borrower and Guarantor and all other rights and powers of Lenders contained in, or provided for in, any other instrument or document now or hereafter executed and delivered by Borrower or Guarantor to or in favor of Lenders. No delay or failure on the part of any Lender in the exercise of any power or right shall operate as a waiver thereof nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right, and the rights and remedies of Lenders are cumulative to and not exclusive of remedies which they would otherwise have. No waiver, consent or modification, or amendment shall be effective as against the Lenders unless the same is in writing and signed by the holders of at least a majority of the face amount of all then outstanding Notes issued pursuant to this Agreement. No such amendment, modification, wavier or consent shall extend to or affect any obligation or right except to the extent expressly provided for therein. All computations and determinations of the assets and liabilities of Borrower or Guarantor for the purpose of this Agreement shall be made in accordance with generally accepted accounting principles consistently applied, except as may be otherwise specifically provided herein. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed to the parties at the respective addresses of the parties as set forth herein . Any party hereto may by notice so given change its address for future notice hereunder.

               b. This Agreement shall be binding upon Borrower and Guarantor and its successors and assigns, and shall inure to the benefit of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder or holders of the Notes or any interest therein.

               c. Borrower herby expressly waives any presentment, demand, protest or other notice of any kind.

               d. GOVERNING LAW. The laws of the State of New York shall govern this Agreement.

               e. SURVIVABILITY. Should any portion of this Agreement be voided by a court of competent jurisdiction, all remaining clauses in the Agreement shall remain in full force and effect.

                            [signature page follows]

Executed on the day and year below written. This Agreement may be executed in any number of counterparts, each constituting an original, but altogether one agreement. A facsimile or other copy of this Agreement shall be considered as having the same effect and be equivalent to an original signed document.

Borrower:

Utix Group, Inc. (fka Chantal Skin Care Corporation)

By:
   -----------------------------
   Name:
   Title:

Date:
     ---------------------------

GUARANTOR:

Corporate Sports Incentives, Inc.

By:
   -----------------------------
   Name:
   Title:

Date:
     ---------------------------

Lenders:

By:
   -----------------------------
Name:
     ---------------------------
SSN:
    ----------------------------

Date:
     ---------------------------

                                   SCHEDULE A
                                   ----------

LENDERS                    ADDRESS                                   LOAN AMOUNT

Gerald Roth                2504 Rocky Plains Drive                   $ 75,000
                           Las Vegas, NV 89134

Charles Lieppe             528 Palm Way                              $100,000
                           Gulf Stream, FL 33483

Steve Apesos               170 Cambridge Street                      $ 50,000
                           Burlington, MA  01803-2933

                                    EXHIBIT A
                                    ---------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) UTIX GROUP, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO UTIX GROUP, INC. THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

No. _____                                                             $_________




                                UTIX GROUP, INC.

                           CONVERTIBLE PROMISSORY NOTE

                                                               November __, 2003

         Utix Group, Inc., a Delaware corporation formerly known as Chantal Skin Care Corporation (the "Company") with an address at 170 Cambridge Street, Burlington, MA 01803-2933, for value received hereby promises to pay to _____________________________________ (the "Holder"), or its registered assigns, the sum of ______________ Dollars ($_______), or such lesser amount as shall then be outstanding hereunder. The principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of (i) November __, 2004, (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below), or
(iii) the completion by the Company of an equity financing of at least $1.5 million, which such financing shall be exclusive of the Rule 504 Offering (as defined in Section 4.03(i) of the Share Exchange Agreement) (the "Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the Convertible Loan Agreement between the Company, Corporate Sports Incentives, Inc., a New Hampshire corporation ("CSI" or the "Guarantor") and the Lenders who are signatories thereto, dated as of October __, 2003, as the same may from time to time be amended, modified or supplemented (the "Loan Agreement"). The holder of this Note is subject to certain restrictions set forth in the Loan Agreement and shall be entitled to certain rights and privileges set forth in the Loan Agreement. This Note is one of the Notes referred to as the "Notes" in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

                  (i)      "Company"   includes  any  corporation   which  shall
         succeed to or assume the obligations of the Company under this Note.

                  (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

         2. INTEREST. Commencing on March 31, 2004, and on each June 30, September 30 and December 31 thereafter until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the rate of seven percent (7%) per annum (the "Interest Rate") on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable.

         3.       EVENTS OF  DEFAULT.  If any of the  events  specified  in this
Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable. In all instances below, the Company or the Guarantor, as applicable, has sixty (60) days to cure.

                  (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable, whether at maturity or otherwise;

                  (ii) Failure of a representation of the Company or the Guarantor in the Loan Agreement to be true;

                  (iii) Failure of the Company or the Guarantor to observe or perform any material term, covenant, or agreement contained in the Loan Agreement, or the dissolution, termination of existence, or business failure of the Company or the Guarantor;

                  (iv) The institution by the Company or the Guarantor of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company or the Guarantor, as applicable, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or

                  (v) If, within sixty (60) days after the commencement of an action against the Company or the Guarantor (and service of process in connection therewith on the Company or the Guarantor) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or the Guarantor, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Company or the Guarantor, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company or the Guarantor, as applicable, of any trustee, receiver or liquidator of the Company or the Guarantor, as applicable, or of all or any substantial part of the properties of the Company, or the Guarantor, as applicable, such appointment shall not have been vacated; or

                  (vi)     The  cessation  of  the   Company's  or   Guarantor's
         business for more than thirty (30) days.

         4.       GUARANTEE.   The  indebtedness   evidenced  by  this  Note  is
unconditionally guaranteed by the Guarantor.

         5.       CONVERSION.

                  5.1 VOLUNTARY CONVERSION. The Holder of this Note has the right, at the Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 5.3 hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock of the Company (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by multiplying the principal amount of the Note by the Conversion Price (as defined below). The Conversion Price shall be equal to (A) the quotient of (x) 1.2 divided by (y) 50,000 multiplied by (B) 96,794.609.

                  5.2      CONVERSION PROCEDURE.

                           5.2.1    NOTICE  OF  CONVERSION.  Before  the  Holder
shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the principal office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 5.1, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  5.3 DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

                  5.4 MECHANICS AND EFFECT OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 5.1 above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Loan Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note.

         6.       CONVERSION PRICE ADJUSTMENTS.

                  6.2 ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

                  6.3 ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

                  6.3      NOTICES OF RECORD DATE, ETC. In the event of:

                           6.3.1    Any taking by the Company of a record of the
holders of any class of
securities of the Company for the purpose of determining the holders thereof who are entitled to any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                           6.3.2    Any capital  reorganization  of the Company,
any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

                           6.3.3    Any  voluntary or  involuntary  dissolution,
liquidation or winding up of the Company, then the Company will mail to the holder of this Note at least ten (10) business days prior to the earliest date specified therein, a notice specifying:

                                    6.3.3.1  The date on which  any such  record
is to be taken for the purpose of such right, and the amount and character of such right; and

                                    6.3.3.2  The   date  on   which   any   such
reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

                  6.4 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         7. TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         8. NO STOCKHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no interest shall be payable or accrued in respect of the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

         9. PREPAYMENT. Prior to the Maturity Date, this Note may be prepaid by the Company, without prepayment penalty, upon twenty (20) days' prior written notice to the Holder, at any time, in whole or in part.

         10. ASSIGNMENT. Subject to the restrictions on transfer described in Section 12 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         11. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of at least a majority of the face amount of all then outstanding Notes issued pursuant to the Loan Agreement.

         12. TRANSFER OF THIS NOTE. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel reasonably acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the
securities  thus   transferred   shall  bear  a  legend  as  to  the  applicable
restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         13. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

         15. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued this _____ day of November, 2003.

                            UTIX GROUP, INC. (fka Chantal Skin Care Corporation)


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

Name of Holder:
               -----------------------------

Address:
        ------------------------------------

--------------------------------------------

                                    EXHIBIT A
                                    ---------

                              NOTICE OF CONVERSION

                   (To Be Signed Only Upon Conversion of Note)

         The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of UTIX GROUP, INC., or its successor-in-interest, to the extent of $__________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _____________, whose address is
______________________

Dated:
      --------------------------------------


                                        ----------------------------------------
                                        (Signature must conform in all respects to name of holder as specified on the face of the Note)


                                        ----------------------------------------
                                                        (Address)

                                    EXHIBIT B
                                    ---------

                                    GUARANTEE

         Corporate Sports Incentives, Inc., a New Hampshire corporation ("Guarantor"), hereby guarantees the prompt payment of the principal of and interest on the promissory notes of Utix Group, Inc. (fka Chantal Skin Care Corporation), a Delaware corporation (Maker"), dated November __, 2003, that are issued pursuant to the Convertible Loan Agreement, dated October 2003, by and among Maker, Guarantor and the lenders who are signatories thereto (the "Loan Agreement"), in an aggregate principal amount of Two Hundred Twenty Five Thousand Dollars ($225,000) (the "Notes").

         This Guarantee is issued pursuant to the Loan Agreement, and is subject
to  the  terms  and  conditions  of  the  Loan  Agreement,   including,  without
limitation, the obligation of the Guarantor to satisfy this Guarantee.

         Guarantor agrees that it shall not be necessary for the holder of the Notes to proceed in any manner against Maker for the payment of the Notes as a condition precedent to enforcing this Guarantee.

         Guarantor hereby waives notice of acceptance.

         IN WITNESS WHEREOF, Guarantor has executed this Guarantee on the _____ day of November, 2003.

                                        CORPORATE SPORTS INCENTIVES, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: